Exhibit (a)(1)(E)

NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Common Stock

of

Time Inc.

Pursuant to the Offer to Purchase

Dated December 12, 2017 of

Gotham Merger Sub, Inc.

a wholly owned subsidiary of

Meredith Corporation

This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if the certificates for shares of common stock, $0.01 par value per share, of Time Inc. and any other documents required by the Letter of Transmittal cannot be delivered to Computershare Trust Company, N.A. (the “Depository”) by the expiration of the Offer. Such form may be delivered or transmitted by email or mail to the Depository. See Section 3 of the Offer to Purchase, dated December 12, 2017 (as it may be subsequently amended or supplemented from time to time, the “Offer to Purchase”).

The Depository for the Offer to Purchase is:

By First Class Mail: Computershare Trust Company, N.A. Attn: Reorganization Department P.O. Box 43011 Providence, RI 02940-3011	By Overnight Mail: Computershare Trust Company, N.A. Attn: Reorganization Department 250 Royall Street, Suite V Canton, MA 02021

Email: CANOTICEOFGUARANTEE@computershare.com

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER

THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined herein) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Gotham Merger Sub, Inc. (“Purchaser”), a Delaware corporation and a wholly owned subsidiary of Meredith Corporation (“Parent”), an Iowa corporation, upon the terms and subject to the conditions set forth in the offer to purchase (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal,” which, together with the Offer to Purchase and other related materials, as each may be amended or supplemented from time to time in accordance with the terms of the Agreement and Plan of Merger, dated November 26, 2017, by and among Parent, Purchaser and Time Inc. (the “Company”), constitutes the “Offer”), receipt of which is hereby acknowledged, the number of shares indicated below of common stock, $0.01 par value per share (the “Shares”), of the Company pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares Tendered

Certificate Numbers (if available)

If delivery will be by book-entry transfer:

Name of Tendering Institution

Account Number

SIGN HERE

(Signature(s))

(Name(s)) (Please Print)

(Addresses)

(Zip Code)

(Area Code and Telephone Number)

GUARANTEE (Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended) (an “Eligible Institution”), guarantees (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) to deliver to the Depository the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal and certificates for the Shares to be tendered or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within two New York Stock Exchange trading days of the date hereof.

(Name of Firm)

(Address)

(Zip Code)

(Authorized Signature)

(Name)

(Area Code and Telephone Number)

Dated:                      , 201    .